                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION



     CHUBB/COLONIAL LIFE INSURANCE COMPANY OF AMERICA, hereinafter referred to as the "Corporation", a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY

CERTIFY:

     FIRST:    That on the 28th day of June, 1984, the Board of Directors of the
Corporation duly adopted by its written consent, pursuant to Section 141 (f) of the General Corporation Law of the State of Delaware, a resolution setting forth a proposed amendment to the Certificate of Incorporation of the said Corporation, declaring that the proposed amendment be recommended to the stockholder of the Corporation. The resolution setting forth the proposed amendment is as follows:

RESOLVED:

     THAT Article One of the Certificate of Incorporation of this Corporation be amended by changing the name of the Corporation from CHUBB/COLONIAL LIFE INSURANCE COMPANY OF AMERICA to NORTH AMERICAN SECURITY LIFE INSURANCE COMPANY;

     AND THAT the change of name be recommended to the stockholder of the Corporation;

     AND THAT any two of the directors and officers are hereby authorized to do all things and take all actions to effect the change of name.

     SECOND:   That thereafter, pursuant to the resolution of its BOARD of
Directors, the sole stockholder of the Corporation, on the 28th day of June, 1984 duly adopted by its written consent, pursuant to Section 228 of the General Corporation Law of the State of Delaware, a resolution in favour of the amendment.

     THIRD:    That said amendment was duly adopted in accordance with the provisions of Sections 141(f), 228 and 242 of the General Corporation Law of the State of Delaware.

     FOURTH:   That the capital of said Corporation shall not be reduced under or by reason of said amendment.

     IN WITNESS WHEREOF, said CHUBB/COLONIAL LIFE INSURANCE COMPANY OF AMERICA has caused its corporate seal to be hereunto affixed and this certificate to be signed by William J. Atherton, its President, and Barbara E. Burk, its Secretary, this 19th day of July, 1984.



                                        By /s/ William J. Atherton,

President

                                        Attest

                                        By /s/ Barbara E. Burk, Secretary

(corporate seal)